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                                                                   EXHIBIT 10.19

                                PROMISSORY NOTE

$99,924.00                   San Diego, California                 June 30, 1999

     FOR VALUE RECEIVED, the undersigned promises to pay to Wireless Facilities, Inc., a Delaware corporation ("Payee"), or order, where designated by the holder of this Note, the principal sum of Ninety-Nine Thousand Nine Hundred and Twenty-Four Dollars ($99,924.00), together with simple interest on the principal balance from time to time remaining unpaid at the rate of ten percent (10%) per annum from the date of this Promissory Note (this "Note"). This Note shall be due and payable on November 30, 1999, at which time the entire principal amount and all accrued interest shall be due and payable in full.

     This Note may be prepaid, in whole or in part, without notice, at any time and from time to time. Interest shall be calculated on the daily unpaid principal balance hereof based on the actual number of days elapsed in the interest payment period over a year of 365 or 366 days, as appropriate. Each payment shall be credited first to interest then due, and the balance, if any, to principal, and interest shall thereupon cease upon the principal so credited. Should default be made in payment of principal or interest when due, then the entire unpaid principal amount of this Note and all accrued interest thereon shall become immediately due and payable at the option of the holder of this Note.

     All amounts due under this Note shall be payable in lawful money of the United States of America. The undersigned promises to pay all costs of collection, including reasonable attorneys' fees and costs, which may be paid or incurred in the collection or enforcement of all or any part of this Note. This Note may not be modified or terminated orally but only by agreement or discharge in writing and signed by the holder of this Note.

     If any provision of this Note, or the application of it to any party or circumstance, is held to be invalid, the remainder of this Note, and the application of such provision to other parties or circumstances, shall not be affected thereby, the provisions of this Note being severable in any such instance. No delay or omission on the part of the holder of this Note in exercising any rights under this Note or default by the undersigned, shall operate as a waiver of such right or of any other right under this Note or under any other instrument or agreement, for the same default or any other default. The undersigned consents to all extensions without notice for any period or periods of time and to the acceptance of partial payments before or after maturity, all without prejudice to the holder of this Note.

     This Note is being delivered and is intended to be performed in the State of California and shall be construed and enforced in accordance with and governed by the internal laws of the State of California. The undersigned and any endorser of this Note involved in any litigation in which the holder of this Note, the undersigned or such endorser or any of them shall be adverse parties hereby consent to the exclusive venue of San Diego County, California for any and all legal proceedings based upon or arising out of this Note.



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